October 2014 Investor Presentation NYSE: MTDR Exhibit 99.2

2 Disclosure Statements Safe Harbor Statement – This presentation and statements made by representatives of Matador Resources Company (“Matador” or the “Company”) during the course of this presentation include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward- looking statements involve certain risks and uncertainties, including, but not limited to, the following risks related to Matador’s financial and operational performance: general economic conditions; Matador’s ability to execute its business plan, including whether Matador’s drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; Matador’s ability to replace reserves and efficiently develop its current reserves; Matador’s costs of operations, delays and other difficulties related to producing oil, natural gas and natural gas liquids; Matador’s ability to make acquisitions on economically acceptable terms; availability of sufficient capital to execute Matador’s business plan, including from its future cash flows, increases in Matador’s borrowing base and otherwise; weather and environmental conditions; and other important factors which could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador’s SEC filings, including the “Risk Factors” section of Matador’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this presentation, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. Cautionary Note – The Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves. Potential resources are not proved, probable or possible reserves. The SEC’s guidelines prohibit Matador from including such information in filings with the SEC. Definitions – Proved oil and natural gas reserves are the estimated quantities of oil and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Matador’s production and proved reserves are reported in two streams: oil and natural gas, including both dry and liquids-rich natural gas. Where Matador produces liquids-rich natural gas, the economic value of the natural gas liquids associated with the natural gas is included in the estimated wellhead natural gas price on those properties where the natural gas liquids are extracted and sold. Estimated ultimate recovery (EUR) is a measure that by its nature is more speculative than estimates of proved reserves prepared in accordance with SEC definitions and guidelines and is accordingly less certain.

Company Summary

Matador History

Predecessor Entities

Foran Oil & Matador Petroleum

- Founded by Joe Foran in 1983 – most participants are still shareholders today
- Foran Oil funded with $270,000 in contributed capital from 17 friends and family members
- Sold to Tom Brown, Inc.(1) in June 2003 for an enterprise value of $388 million in an all-cash transaction

Matador Today

Matador Resources Company Timeline



2003
Founded by Joe Foran with $6 million, a proven management and technical team and board of directors
2008
Sold Haynesville rights in ~9,000 net acres to CHK for ~$180 million; retained 25% participation interest, carried working interest and overriding royalty interest
February 2012
IPO at $12.00; net cash proceeds of ~$136 million
September 2013
Follow-on Offering at $15.25; net cash proceeds of ~$142 million
May 2014
Follow-on Offering at $25.00; net cash proceeds of ~$181 million
2003
2008
2010
2012
2014
Matador has grown entirely through the drill bit, with focus on unconventional reservoir plays, initially in Cotton Valley and Haynesville
2010-2011
Redeployed capital into the Eagle Ford early in the play, acquiring over 30,000 net acres for ~$100 million
2012, 2013 and 2014E capital spending focused primarily on developing Eagle Ford and transitioning to oil
Assembling Permian acreage position; begin delineation drilling program

(1) Tom Brown acquired by Encana in 2004.

4

Company Overview

Exchange: Ticker	NYSE: MTDR
Shares Outstanding(1)	73.3 million common shares
Share Price(2)	$19.57/share
Market Capitalization(1)(2)	$1.4 billion

	2012 Actual	2013 Actual	2014 Guidance
Capital Spending	$335 million	$374 million	$570 million(3)
Total Oil Production	1.214 million Bbl	2.133 million Bbl	3.2 to 3.3 million Bbl(4)
Total Natural Gas Production	12.5 Bcf	12.9 Bcf	16.0 to 17.5 Bcf(3)
Oil and Natural Gas Revenues	$156.0 million	$269.0 million	$380 to $400 million(3)(5)
Adjusted EBITDA(6)	$115.9 million	$191.8 million	$270 to $290 million(3)(5)

(1) Shares outstanding as reported in the Form 10-Q for the quarter ended June 30, 2014 filed on August 8, 2014.
(2) As of October 13, 2014.
(3) As reaffirmed on October 14, 2014. The Company guided investors to the middle or lower half of its natural gas guidance range on October 14, 2014.
(4) The Company raised its 2014 oil production guidance range from 2.8 to 3.1 million barrels to 3.2 to 3.3 million barrels on October 14, 2014.
(5) Estimated 2014 oil and natural gas revenues and Adjusted EBITDA based on production guidance range. Estimated average realized prices for oil and natural gas used in these estimates were $95.00/Bbl and $5.00/Mcf, respectively, for the period July through December 2014.
(6) Adjusted EBITDA is a non-GAAP financial measure. For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to our net income (loss) and net cash provided by operating activities, see Appendix.

5

Matador's Execution History – "Doing What We Say"

Matador continues to execute on its core strategy of acquiring great assets, retaining a best-in-class workforce, maintaining a strong balance sheet and generating significant shareholder returns

	At IPO[(1)]	→	2013 Follow-On[(7)]	→	Today[(9)]
Oil Production	▪ 414 Bbl/d of oil ▪ 6% oil	12x growth in oil production	▪ 4,916 Bbl/d of oil ▪ 46% oil	~85% growth in oil production	▪ ~9,100 Bbl/d of oil[(10)] ▪ 57% oil[(10)]
Proved Reserves	▪ 27 MMBOE ▪ 1.1 MMBbl of oil ▪ 4% oil	11x growth in oil reserves	▪ 39 MMBOE ▪ 12.1 MMBbl of oil ▪ 31% oil	54% growth in oil reserves	▪ 57 MMBOE ▪ 18.6 MMBbl of oil ▪ 33% oil
PV-10[(2)]	▪ $155.2 million ▪ 24% of PV-10 in Eagle Ford	Over 3x growth in PV-10	▪ $522.3 million ▪ 90% of PV-10 in Eagle Ford	~60% growth in PV-10	▪ $826.0 million ▪ 72% of PV-10 in Eagle Ford
LTM Adjusted EBITDA[(3)]	▪ $50 million[(4)]	~200% growth	▪ $148 million	59% growth	▪ $236 million
Acreage	▪ ~7,500 net Permian acres	Over 4x growth in Permian acres	▪ ~32,900 net Permian acres	98% growth in Permian acres	▪ ~65,000 net Permian acres[(11)]
Enterprise Value ("EV")[(5)]	▪ $0.65 billion[(6)]	Doubled EV	▪ $1.2 billion[(8)]	~42% EV growth	▪ $1.7 billion[(12)]

(1) Unless otherwise noted, at or for the nine months ended September 30, 2011.
(2) PV-10 is a non-GAAP financial measure. For a reconciliation of Standardized Measure (GAAP) to PV-10 (non-GAAP), see Appendix.
(3) Adjusted EBITDA is a non-GAAP financial measure. For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to our net income (loss) and net cash provided by operating activities, see Appendix.
(4) For the twelve months ended December 31, 2011.
(5) Enterprise value equals market capitalization plus borrowings under our revolving credit agreement.
(6) As of February 7, 2012 at time of IPO.
(7) Unless otherwise noted, at or for the three months ended June 30, 2013.
(8) As of September 1, 2013.
(9) Unless otherwise noted, at or for the three months ended June 30, 2014.
(10) For the three months ended September 30, 2014.
(11) As of October 1, 2014.
(12) As of October 13, 2014.

6

Matador RESOURCES COMPANY

Delivering Strong Results

Q2 2014 Achievements

- **Oil Production – Company Record!**
  - 8,809 Bbl/d; 79% growth versus Q2 2013
- **Oil & Natural Gas Revenues**
  - $99.1 million; 70% growth versus Q2 2013
- **Adjusted EBITDA[1]**
  - $69.5 million; 70% growth versus Q2 2013

2014 Capital Budget and Guidance

- $570 million capital budget for 2014
- Adjusted EBITDA[1] of $270 to $290 million
- Oil and natural gas revenues of $380 to $400 million
- Estimated oil production of 3.2 to 3.3 million Bbl[2]
- Estimated natural gas production of 16.0 to 17.5 Bcf[4]

Oil Production[2]

(MBbl)



30
33
154
1,214
2,133
3,250
2009
2010
2011
2012
2013
2014E

Oil & Natural Gas Revenues[3]

($ in millions)



$19
$34
$67
$156
$269
$390
2009
2010
2011
2012
2013
2014E

Adjusted EBITDA[1][3]

($ in millions)



$15
$24
$50
$116
$192
$280
2009
2010
2011
2012
2013
2014E

(1) Adjusted EBITDA is a non-GAAP financial measure. For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to our net income (loss) and net cash provided by operating activities, see Appendix.
(2) The Company raised its 2014 oil production guidance range from 2.8 to 3.1 million barrels to 3.2 to 3.3 million barrels on October 14, 2014.
(3) 2014 estimates at midpoint of guidance range as reaffirmed on October 14, 2014. Estimated average realized prices for oil and natural gas used in these estimates were $95.00/Bbl and $5.00/Mcf, respectively, for the period July through December 2014.
(4) The Company guided investors to the middle to lower half of its natural gas guidance range on October 14, 2014.

7

Matador Resources Company Overview



Idaho
Utah
Wyoming
WYOMING, UTAH AND IDAHO
76,497 gross acres / 36,004 net acres[3]
NORTHWEST LOUISIANA AND EAST TEXAS
Production - ~3,600 BOE/d[1]
Proved Reserves - 31.2 MMBOE[2]
27,874 gross acres / 25,028 net acres[3]
MATADOR HEADQUARTERS
DALLAS, TEXAS
SOUTHEAST NEW MEXICO AND WEST TEXAS
Production - ~2,100 BOE/d[1]
Proved Reserves - 4.6 MMBOE[2]
98,440 gross acres / 64,982 net acres[3]
SOUTH TEXAS
Production - ~10,400 BOE/d[1]
Proved Reserves - 21.4 MMBOE[2]
39,243 gross acres / 29,165 net acres[3]
MATADOR RESOURCES COMPANY TOTALS
Production - ~16,100 BOE/d[1]
Proved Reserves - 57.2 MMBOE[2]
242,054 gross acres / 155,179 net acres[3]
Matador
RESOURCES COMPANY
AREAS OF ACTIVITY
(1) For the three months ended September 30, 2014
(2) At June 30, 2014
(3) At October 1, 2014

Market Capitalization(1)	**$1.4 billion**
Average Daily Production(2)	**16,100 BOE/d**
Oil (% total)	9,100 Bbl/d (57%)
Natural Gas (% total)	41.8 MMcf/d (43%)
Proved Reserves @ 6/30/14	**57.2 million BOE**
% Proved Developed	35%
% Oil	33%
2014E CapEx	**$570 million**
% South Texas	~56%
% Permian	~33%
% Oil and Liquids	~89%
Gross Acreage(3)	**242,054 acres**
Net Acreage(3)	**155,179 acres**
Engineered Drilling Locations(4)(5)	**1,112 gross / 570.8 net**
Eagle Ford	273 gross / 229.3 net
Permian	241 gross / 177.7 net
Haynesville/Cotton Valley	598 gross / 163.8 net

(1) Market capitalization based on shares outstanding as reported in the Form 10-Q for the three months ended June 30, 2014 filed on August 8, 2014 and closing share price as of October 13, 2014.
(2) Average daily production for the three months ended September 30, 2014.
(3) At October 1, 2014.
(4) Presented as of December 31, 2013.
(5) Identified and engineered Tier 1 and Tier 2 locations identified for potential future drilling, including specified production units and estimated lateral lengths, costs and well spacing using objective criteria for designation.

8

Asset Highlights 9  Currently running a two-rig drilling program (177.7 net drilling locations(1))  ~65,000 net acres(2) in Lea and Eddy Counties, NM and Loving County, TX in the Permian Basin with multi-zone drilling potential  Successful performance of three initial horizontal wells  Ranger 33: Almost 150,000 BOE (91% oil) in eleven months; producing 300 to 350 Bbl/d of oil(3); shallower than expected decline  Dorothy White: Approx. 226,000 BOE in nine months (68% oil); producing 550 Bbl/d of oil and 1.4 MMcf/d of natural gas(3); shallower than expected decline  Rustler Breaks: 86,000 BOE in four months; producing 200 Bbl/d of oil and 1.7 MMcf/d of natural gas(4); shallower than expected decline  Successfully drilled horizontal wells targeting five separate benches  Currently running a two “walking” rig drilling program in South Texas (229.3 net drilling locations(1))  Net oil production of ~7,600 Bbl/d in Q3 2014 (up 14% as compared to Q3 2013)(5)  ~29,200 net acres(6) primarily located in the oil window  Expect batch drilling operations to continue to improve drilling times and costs  Fracture stimulation techniques continue to improve  Gas lift operations adding value and reducing costs  Continuing to acquire new leasehold interests at attractive prices to replace developed acreage and replenish inventory  Encouraging 40 to 50-acre downspacing results  ~25,000 net acres in NW Louisiana and East Texas(6)(7)  ~6,900 net Tier 1 acres in the core of the play with 6 to 12 Bcf EURs  Estimated ROR ranges from 60 to 100% or higher at $4.00 to $4.50/Mcf and above in Elm Grove area  Increased industry activity as a result of higher natural gas prices leading to additional non-operated participation opportunities  Expect up to 56 gross (7.8 net) non- operated wells to be drilled on Matador’s acreage in 2014  Anticipate Chesapeake to drill up to 30 gross (6.3 net) Haynesville wells in Elm Grove area in 2014; nine wells on production in early October  Drilled and tested one of the first Haynesville wells Permian Basin Exploratory and Delineation Program Eagle Ford Shale Development Program Haynesville Shale Natural Gas Bank Applying our Expertise (1) As of December 31, 2013. (2) At October 1, 2014. Includes small amounts of acreage in Reeves, Ward, Howard and Dawson Counties, TX. (3) As of October 14, 2014. (4) As of September 8, 2014. (5) Includes two wells producing small quantities of oil from the Austin Chalk formation and two wells producing small quantities of natural gas from the San Miguel formation in Zavala County, Texas. (6) At October 1, 2014. (7) Includes acreage prospective for Cotton Valley.

Keys to Matador’s Success 10  People  We have a strong, committed technical and financial team in place, and we continue to make additions and improvements to our staff, our capabilities and our process  Board and Special Advisor additions have strengthened Board skills and stewardship  Properties  Matador’s acreage positions and multi-year drilling inventory are significant and located in three of the industry’s best plays – Eagle Ford, Permian and Haynesville  Our property mix provides us with a balanced opportunity set for both oil and natural gas  Process  Continuous improvement in all aspects of our business leading to better production and financial results and increased shareholder value  Gaining experience in being a publicly-held company  Execute  Increase oil production from 2.1 million barrels of oil to over 3.2 million barrels of oil  Maintain quality acreage position in the Eagle Ford, Permian and Haynesville  Maintain strong financial position, technical team and approach  Reduce drilling and completion times

Eagle Ford South Texas

2014 South Texas Plan Details 12  2014 projected capital expenditures of ~$318 million or ~56% of total  2-rig program with almost all of the 2014 South Texas capital budget directed to the Eagle Ford shale  Drill and/or complete or participate in 50 gross (47.0 net) wells; 43 gross (40.0 net) wells turned to sales  2014 Eagle Ford program is development drilling, with most locations planned at 40 to 50-acre spacing  No Upper Eagle Ford tests currently planned for 2014  Key objectives of 2014 South Texas plan  Further improvement in operational efficiencies and well performance in the Eagle Ford  Batch drilling with two “walking” rigs to continue reducing drilling times and costs  Continue to improve and optimize stimulation operations – increased fluid and proppant volumes, reduced cluster spacing and increased number of stages, as needed  Continue to optimize artificial lift program – gas lift to rod pump and plunger lift implementations  Reduce LOE throughout all properties  Four solid quarters of LOE improvement  Successful implementation of 40 to 50-acre downspacing across acreage position  Testing 40 to 50-acre spacing at Sickenius, Danysh, Pawelek in Eagle Ford Central and Martin Ranch and Northcut in Eagle Ford West with encouraging results  Continue to add to acreage position as opportunities arise, particularly in and near existing properties  Added 3,100 gross (2,900 net) acres(1) prospective for the Eagle Ford (up to 75 potential well locations) since January 1, 2014, more than replacing current year drilling inventory (1) At October 1, 2014.

13 Eagle Ford Overview (1) At July 30, 2014. Includes two wells producing small volumes of oil from the Austin Chalk formation and two wells producing small quantities of natural gas from the San Miguel formation in Zavala County, Texas. (2) For the twelve months ended December 31, 2011. (3) For the three months ended September 30, 2014. (4) Presented as of December 31, 2013. (5) Identified and engineered Tier 1 and Tier 2 locations identified for potential future drilling, including specified production units and estimated lateral lengths, costs and well spacing using objective criteria for designation. (6) At October 1, 2014. Proved Reserves @ 6/30/14 21.4 million BOE % Proved Developed 59% % Oil 73% Daily Oil Equivalent Production(3) 10,400 BOE/d (73% Oil) Gross Acres(6) 39,243 acres Net Acres(6) 29,165 acres % HBP(4) 82% 2014E CapEx Budget $318 million Engineered Drilling Locations(4)(5) 273 gross (229.3 net) Operations Summary  94 gross (80.6 net) wells(1) producing from the Eagle Ford  An increase in oil production from ~330 Bbl/d(2) in 2011 to ~7,600 Bbl/d(3)  273 gross (229.3 net) engineered drilling locations identified for potential future drilling(4)(5)  2014 South Texas Drilling Plan  Continuing a 2-rig program in the Eagle Ford  All H2 2014 drilling in Eagle Ford Central and West  $318 million CapEx (including facilities, land and seismic)  Drill 50 gross wells (45 operated); complete 45 gross wells (43 operated)  Turn 43 gross wells to sales (38 operated)  Approximately 5 to 10% of yearly production capacity shut-in during 2014; up to 20% at various times

Eagle Ford Measured Depths and Well Costs



EAGLE FORD ACREAGE TOTALS
39,243 gross / 29,165 net acres
EAGLE FORD "EAST"
Measured Depth: 17,000' – 18,000'
Well Costs: $8-10 million
80-acre spacing
EAGLE FORD "WEST"
Measured Depth: 13,500' – 14,500'
Well Costs: $6-7 million
Testing 40-50 acre spacing
EAGLE FORD "CENTRAL"
Measured Depth: 15,500' – 16,500'
Well Costs: $7-8 million
Testing 40-50 acre spacing
Uvalde
Medina
San Antonio
Gonzales
Wilson
Atascosa
Karnes
Dewitt
Zavala
Frio
Goliad
Dimmit
La Salle
McMullen
Live Oak
Bee
Webb
OIL FAIRWAY
COMBO LIQUIDS / GAS FAIRWAY
DRY GAS FAIRWAY
Glasscock Ranch
Lloyd Hurt
Carroll
Harris
Sojourner
Newman
Martin Ranch
Northcut
Trout
Affleck
Sutton
Campbelton-Haverlah
Repka
Falls City
Lyssy
Sickenius
Danysh
Bishop Brogan
Pawelek
Love
Cowey
Lewton
Nickel Ranch
Hoehnig
Matador Resources Acreage

Note: All acreage at October 1, 2014. Some tracts not shown on map.

14

Matador

Overview 15 Operational Improvements (Normalized) Eagle Ford Drilling Costs / Drilled Foot(1) Eagle Ford Completion Costs / Completed Foot(2) West Central East West Central East  Over the past two years, made significant progress and increased knowledge of how to drill, complete and produce Eagle Ford wells  Experience and operational improvements have led to significant reductions in drilling and completion costs  In 2013, began drilling from batch drilled pads using a drilling rig equipped with a “walking” package  Realized cost savings of approx. $325,000 per well on initial wells drilled using this rig  Expect the use of batch drilling and the “walking” rig will lead to total cost savings of approx. $400,000 per well or more going forward Note: “Q1 2014” – As of March 1, 2014. Year classification is based on spud date. (1) Drilled foot is the measured depth from surface to total depth. Excludes any/all wells drilled with a pilot hole, any/all wells drilled outside the West, Central and East and any/all wells drilled with three strings of casing. (2) Completed foot is the completed length of the lateral. Excludes any/all wells drilled with a pilot hole. Excludes any/all wells in the West and Central where premium proppant was used. $1,280 $1,322 2012 2013 $1,132 $908 $845 2011 2012 2013 $1,129 $874 $854 2011 2012 2013 $260 $203 2012 2013 $271 $258 $186 2011 2012 2013 $242 $209 $193 $153 2011 2012 2013 Q1 2014

Gen 2 Gen 3 Gen 4 Gen 5 5,770 Bbl 7,825 Bbl 9,550 Bbl 11,750 Bbl 375 Mlbs 500 Mlbs 405 Mlbs 515 Mlbs 0 ft. 300 ft. 11,750 Bbl 650 Mlbs Gen 6 Evolution of Matador Eagle Ford Frac Design 16 Note: Figure depicts proppant and fluid volume pumped per 300 ft. of horizontal wellbore. (1) Mlbs = thousands of pounds of proppant pumped. Fluid Volume Pumped Proppant Pumped(1) Geometry of the Frac

0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 90,000 100,000 110,000 120,000 0 20 40 60 80 100 120 140 160 180 200 220 240 260 280 300 320 340 360 Cum ula tiv e P ro du cti on (B bl) Time (Days) GEN 2 (80 Acre) GEN 4 (80 Acre) GEN 5 (80 Acre) 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 90,000 100,000 110,000 120,000 0 20 40 60 80 100 120 140 160 180 200 220 240 260 280 300 320 340 360 Cum ula tiv e P ro du cti on (B bl) Time (Days) GEN 2 (80 Acre) GEN 4 (80 Acre) GEN 5 (80 Acre) 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 90,000 100,000 110,000 120,000 0 20 40 60 80 100 120 140 160 180 200 220 240 260 280 300 320 340 360 Cum ula tiv e P ro du cti on (B bl) Time (Days) GEN 2 (80 Acre) GEN 4 (80 Acre) GEN 3 (80 Acre) 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 90,000 100,000 110,000 120,000 0 20 40 60 80 100 120 140 160 180 200 220 240 260 280 300 320 340 360 Cu mu lati ve Pr od ucti on (B bl) Time (Days) GEN 2 (80 Acre) GEN 5 (40 Acre) GEN 3 (80 Acre) 17 Frac Generation Comparison (all wells normalized to 5,000’ horizontal) EF “CENTRAL” EF “CENTRAL” EF “WEST” EF “WEST”

0 10000 20000 30000 40000 50000 60000 0 10 20 30 40 50 60 70 80 90 100 110 120 130 140 150 C u m u la ti v e Oil P ro d u c tio n ( B b l) Days Online Average 40 Acre (Gen 5-6) Average 80 Acre (Gen 2-4) 0 10000 20000 30000 40000 50000 60000 0 10 20 30 40 50 60 70 80 90 100 110 120 130 140 150 C u m u la ti v e Oil P ro d u c tio n ( B b l) Days Online Average 40 Acre (Gen 5-6) Average 80 Acre (Gen 2-4) 18 Downspacing Comparison (all wells normalized to 5,000’ horizontal) Eagle Ford “CENTRAL” Martin Ranch & Northcut Note: Production is time and lateral length normalized to 5,000’ perforated lateral length. The average 40-acre cumulative production is a combination of actual data and a smoothing trend representing possible future average results.

0 50,000 100,000 150,000 200,000 250,000 300,000 2014 2013 2012 2011 2010 Lateral Feet Drilled 19 La eral Fee Single Well Drilling PAD Drilling BATCH Drilling EXPLORATION DEVELOPMENT 1/3 RIG 2/3 RIG 2 RIGS 1 1/2 RIGS 2 RIGS 60 to 70% increase in Rig Efficiency from 2012 to 2014E! Improvement in Drilling Efficiency – Moving Towards Batch Drilling E

Compressing Drill Times  Improving rig fleet  High tech, fast moving, faster drilling, walking style rigs  Improving Rate of Penetration (ROP)  Bit selection and development  Bottom Hole Assembly (BHA) selection  Rotary steerable systems  Vertical seeking  Directional drilling  Minimize directional work related to surface locations  Utilization of Managed Pressure Drilling  Development Phase  Pre-setting surface casing  Simultaneous operations 20

Progression of Drilling Rig Technology from 2010 to 2014

Advancing Rig Technology →

RIG #	ELECTRIC	1600 HP PUMPS	INTEGRATED TOP DRIVE	APEX RIG (FAST MOVE)	HYDRAULIC CATWALK BOP HANDLER THREE SHAKERS	AC DRIVE SYSTEM TECHNOLOGY	ROUND BOTTOM MUD PITS	WALKING PACKAGE
521								
135	✓	✓						
534	✓	✓						
203	✓	✓	✓	✓	✓			
250	✓	✓	✓	✓	✓	✓	✓	
239	✓	✓	✓	✓	✓	✓	✓	✓
279	✓	✓	✓	✓	✓	✓	✓	✓

21

22 Flowing Rod Pumping Gas Lifting 300 Bbl/d 100 Bbl/d Accelerated Production Benefits of Gas Lift • Accelerates production • Reduces LOE • Lower maintenance • Helps wells recover faster from offset fracs Artificial Lift Reducing Natural Production Declines Time Note: Graph and data is for illustrative purposes only and not meant to reflect historical or forecasted data from actual well.

23 Buda Wells Activity Since January 1, 2010 – Potential Test Note: All acreage at October 1, 2014. Well information from public sources available as of August 2014. TX American Resources Buchanan-1H 5/3/2013 14 mo avg: 285 Bbl/d 466 Mcf/d Cum: 119 MBbl 1.9 Bcf Dan A. Hughes Heitz Lease 7 Buda Completions Dec. 2011 – May 2014 Cum: 960 MBbl 1.8 Bcf Crimson Exploration Beeler-6H Spud on 2-13-14 Peak early 24-hr flow back rate of 1,185 BOE/d (91% oil yield) 2 mo avg: 586 Bbl/d 1,091 Mcf/d Cum: 35,180 Bbl 65,473 Mcf Pearsall Field and Pearsall Arch Blackbrush O&G Oppenheimer-101H Comp May 2013 14 mo avg: 137 Bbl/d 376 Mcf/d Cum: 57 MBbl 158,013 Mcf Matador Resources Acreage Trend of Austin Chalk and Buda Production Blackbrush O&G 10 Buda Completions May 2011 – May 2014 Cum: 250 MBbl 1.4 Bcf CML Jessica-1 2 mo avg: 485 Bbl/d 244 Mcf/d Cum: 29,071 Bbl 14,627 Mcf

Permian Basin Southeast New Mexico and West Texas

25  2014 projected capital expenditures of ~$190 million or ~33% of total  Continue 2-rig program working in Lea and Eddy Counties, NM and Loving County, TX  Drill and/or complete or participate in 14 gross (12.3 net) wells; several Wolf area wells drilled with second Permian rig on production in Q4 2014 or early 2015  Completion targets include various Bone Spring and Wolfcamp intervals across acreage position  Initial and recently completed wells exceeding expectations  $80 million allocated to land, seismic and facilities  Key objectives of Permian Basin plan  Further evaluate our acreage position and completion targets to define an expanded development program for 2015 and beyond  Planning to add at least one additional rig at the beginning of 2015  Validate and convert acreage position to held by production (“HBP”)  Leverage and transfer knowledge from Eagle Ford and Haynesville experience to improve operating efficiencies in the Permian Basin  Continue to add to acreage position as opportunities arise, particularly in and near existing properties  Added 27,700 gross (20,200 net) acres (1) in Permian Basin since January 1, 2014  Doubled Loving County acreage position to 11,200 gross (7,200 net) acres (1) 2014 Permian Basin Plan Details (1) At October 1, 2014.

Permian Basin



TWIN LAKES
38,982 gross / 27,456 net acres
INDIAN DRAW / RUSTLER BREAKS
21,023 gross / 14,785 net acres
RANGER / QUERECHO PLAINS
14,875 gross / 10,776 net acres
WOLF / LOVING AREA
11,183 gross / 7,155 net acres
EDDY
LEA
LOVING
WARD
Matador Resources Acreage
Location of Matador Well
1
2
3
4
5
6
7
8
9
10

Note: All acreage at October 1, 2014. Some tracts not shown on map.
(1) As of October 14, 2014. Rustler Breaks 12-24-27 #1H as of September 8, 2014.
(2) Estimated ultimate recovery, thousands of barrels of oil equivalent.
(3) Flowing surface pressure.
(4) At October 1, 2014.

Permian Basin Total

Gross Acres	98,440 acres
Net Acres	64,982 acres

Successful performance of first 3 initial horizontal wells[1]

	Well	Cumulative Production: Months	Cumulative Production: Oil Eq. (BOE)	Cumulative Production: % Oil	Current Production: Oil (Bbl/d)	Current Production: Natural Gas (Mcf/d)	EUR[2] (MBOE)
1	Ranger 33 State Com #1H (2nd Bone Spring)	11	150,000	91%	300-350	190	500
2	Dorothy White #1H (Wolfcamp "A")	9	226,000	68%	550	1,400	1,000
3	Rustler Breaks 12-24-27 #1H (Wolfcamp "B")	4	86,000	45%	200	1,700	600

Recent activity and 24-hour initial potential tests

	Well	Date	Oil Eq. (BOE/d)	Oil (Bbl/d)	Natural Gas (Mcf/d)	% Oil	P_f[3] (psi)	Choke (inches)
4	Norton Schaub #1H (Wolfcamp "A")	Mid-July 2014	1,026	706	1,922	69%	3,000	22/64th
5	Pickard State 20-18-34 #1H (2nd Bone Spring)	Mid-July 2014	592	535	340	90%	750	22/64th
6	Pickard State 20-18-34 #2H (Wolfcamp "D")	Mid-July 2014	270	232	225	86%	1,150	18/64th
7	Arno #1H (Wolfcamp "A")	Mid-Sept 2014	1,110	300	4,900	27%	4,100	26/64th
8	Johnson 44-02S-B53 #204H (Wolfcamp "A")	Late Sept 2014	1,286	793	3,000	62%	4,000	24/64th
9	Jim Rolfe 22-18-34 RN State #131Y (3rd Bone Spring)	Currently completing.						
10	Barnett 90-TTT-B01-WF #2001H (Wolfcamp "A")	Currently drilling.						

Current activity

- Continue current 2-rig drilling program in Lea and Eddy Counties, NM and Loving County, TX
- Added ~20,200 net acres YTD 2014[4]

26

27  New rigs arriving in 2015 have even more advanced technology than current Eagle Ford rigs  Walking packages, hydraulic catwalks, reconfiguration of rig layouts, high pressure circulating systems, etc.  New rig features designed to match drilling plans – i.e. reconfiguration of rig layout allows for simultaneous operations (hydraulic fracturing and drilling operations simultaneously, on same location)  Geosteering capabilities and techniques allowing us to stay within defined target zones  Staying in target window maximizes well productivity and optimizes stimulation consistency  Target windows can be relatively thin within formations – i.e. the “X-Sand” target within the Wolfcamp “A” formation in Loving County, TX  Continuous improvement in frac design  Bigger fracs making better, more economic wells, as compared to earlier offset completions  In particular, Wolfcamp has similar characteristics to Eagle Ford  using larger stimulation designs from the beginning  Frac designs will continue to evolve and improve  Production methods enhancing EURs, flattening declines and accelerating production  Flowing wells on restricted chokes has led to better bottomhole pressure management, keeping wells flowing longer and likely increasing EURs  Applying gas lift assist at optimal time is flattening decline rates and accelerating early production of hydrocarbons  Dorothy White #1H, Ranger 33 State Com #1H and Rustler Breaks 12-24-27 #1H are some of the best wells in their respective areas Technology Transfer and Application from Eagle Ford to Permian

28 Permian Basin Petroleum Systems and the Wolfcamp “Kitchens” DELAWARE BASIN CENTRAL BASIN PLATFORM MIDLAND BASIN Wolfcamp Simpson ~23,000’ Sediment Fill East West Source “Kitchens” Now Unconventional Resource Plays  70,000 square mile area  Up to 25,000 feet of multiple, stacked, petroleum systems  Extensive drilling, coring and geological studies since 1920s  >1,500 conventional reservoirs with cumulative production >1.0 million Bbl each  Cumulative production from 1,500 conventional reservoirs, as of year 2000 (pre- horizontal drilling) >30.0 billion Bbl(1) (1) Dutton et al, AAPG 2005

29 “Wolf-Bone” Geological Setting, Predicting Where the Better Rocks Are 265 mya End of Bone Springs – Warmer! Delaware Basin San Andres Yeso Abo Delaware Mountain Group 1st, 2nd, 3rd Bone Spring Sands Sands confined to channels and distributary systems 1st, 2nd, 3rd Bone Spring Carbonates Wolfcamp “A” Carbonates Wolfcamp “D” Carbonates More limited in areal extent Wolfcamp “A”, “B”, “D” = Oil & Gas Source Rocks and Resource Reservoir Rocks Extensively distributed basin-wide

2014 Wells Drilled Targeting Multiple Benches in Permian Appraisal Program 30 Sand Carbonates (Limestones and Dolomites) Shale/ Mudstone Bone Spring Lime Upper Avalon Shale Lower Avalon Shale First Bone Spring Sand Second Bone Spring Carbonate Second Bone Spring Sand Third Bone Spring Carbonate Wolfcamp “D” Strawn Wolfcamp “A” Wolfcamp “B” Wolfcamp “C” Third Bone Spring Sand GR RES Brushy Canyon Sand Pickard 20-18-34 #2H (IP: 270 BOE/d, 86% oil) Rustler Breaks 12-24-27 #1H (86,000 BOE in 4 mo.(2)) Dorothy White #1H (226,000 BOE in 9 mo.(1)) Ranger 33 State Com #1H (150,000 BOE in 11 mo.(1)) Matador has successfully drilled horizontal wells targeting five separate Bone Spring and Wolfcamp benches Potential Future Targets (1) As of October 14, 2014. (2) As of September 8, 2014 Jim Rolfe 22-18-34 RN #131Y (Currently completing(1))

Wolf / Loving Prospect Area 31  11,183 gross (7,155 net) acres  50 gross (35.4 net) locations(1)  Primary Targets  Wolfcamp “A”  3rd Bone Spring  Avalon  Other Potential Targets  1st Bone Spring  2nd Bone Spring  Wolfcamp “B”  6 wells planned for 2014  Approaching development status Location of Matador wells Note: All Matador acreage information as of October 1, 2014. Not all tracts shown on map. All Matador well information as of October 14, 2014. Other well information from public sources available as of August 2014. (1) Presented as of December 31, 2013. OXY Regan-McElvain #1H Wolfcamp “A” IP: 570 Bbl/d 2.6 MMcf/d 17 mo.cum: 140 MBbl; 357 MMcf Energen Grayling 1-69 #1H and #2H Wolfcamp “A” and “B”, resp. 19 mo.cum: 146 MBbl; 1 Bcf (commingled) Dorothy White #1H Wolfcamp “A” 9 mo.cum: 226,000 BOE (68% oil) Loving Matador Resources Acreage Norton Schaub #1H Wolfcamp “A” IP: 1,026 BOE/d 706 Bbl/d; 1.9 MMcf/d Arno #1H Wolfcamp “A” IP: 1,110 BOE/d 300 Bbl/d; 4.9 MMcf/d Johnson 44-02S-B53 #204H Wolfcamp “A” IP: 1,286 BOE/d 793 Bbl/d; 3.0 MMcf/d Barnett 90-TTT-B01-WF #2001H Wolfcamp “A” Currently drilling

Ranger / Querecho Plains Prospect Area 32  14,875 gross (10,776 net) acres  83 gross (59.6 net) locations(1)  Primary Targets  2nd Bone Spring  3rd Bone Spring  Wolfcamp “A”, “B” and “D”  Other Potential Targets  Delaware  Avalon  1st Bone Spring  Bone Spring Carbonates  3 wells planned for 2014 Location of Matador wells Note: All Matador acreage information as of October 1, 2014. All Matador well information as of October 14, 2014. Other well information from public sources available as of August 2014. (1) Presented as of December 31, 2013. Concho Stratojet 31 State #3H 2nd Bone Spring Sand 33 mo.cum: 402 MBbl; 488 MMcf Concho AirCobra 12 #2H 3rd Bone Spring 34 mo.cum: 353 MBbl; 242 MMcf Ranger 12 State #1 Data Well Ranger 33 State Com #1H 2nd Bone Spring Sand 11 mo.cum: 150,000 BOE (91% oil) Matador Resources Acreage Three Rivers 3rd Bone Spring Eagle 2 State #6H 17 mo.cum: 133 MBbl; 80 MMcf Pickard State 20-18-34 #1H 2nd Bone Spring Sand IP: 592 BOE/d 535 Bbl/d; 340 Mcf/d Pickard State 20-18-34 #2H Wolfcamp “D” IP: 270 BOE/d 232 Bbl/d; 225 Mcf/d Jim Rolfe 22-18-34 RN State #131Y 3rd Bone Spring Sand Currently completing

33  21,023 gross (14,785 net) acres  108 gross (82.8 net) locations(1)  Primary Targets  Wolfcamp “B”  2nd Bone Spring  Delaware  Other Potential Targets  Avalon  1st Bone Spring  3rd Bone Spring  Wolfcamp “A”  4 wells planned for 2014 Indian Draw / Rustler Breaks Prospect Area Location of Matador wells Note: All Matador acreage information as of October 1, 2014. All Matador well information as of September 8, 2014. Other well information from public sources available as of August 2014. (1) Presented as of December 31, 2013. Concho R. Scary Fed #5H 2nd Bone Spring Sand 22 mo.cum: 121 MBbl; 361 MMcf Mewbourne Oil Co. San Lorenzo 15 DM #1H Wolfcamp 19 mo.cum: 68 MBbl; 421 MMcf Mewbourne Oil Co. Layla 35 MD Fee #1H Delaware 18 mo.cum: 156 MBbl; 757 MMcf Devon Energy 8 Drilling Permits Approved 2nd Bone Spring Sand Matador Resources Acreage Rustler Breaks 12-24-27 #1H Wolfcamp “B” 4 mo.cum: 86,000 BOE (45% oil) Mewbourne Oil Co. Malaga 30 MP Fed Com #1H 2nd Bone Spring Sand 8 mo.cum: 59 MBbl; 115 MMcf

Twin Lakes Prospect Area 34  38,982 gross (27,456 net) acres  Primary Targets  Wolfcamp “D”  Strawn  Abo  Other Potential Targets  Cisco/Canyon  Devonian  Glorieta/San Andres  1 vertical well planned for early 2015 − Vertical pilot hole to collect whole core and log data Location of Matador well Note: All acreage at October 1, 2014. Well information from public sources available as of August 2014. Vacuum Field Grayburg/ San Andreas/ABO 690 MMBbl, 1.1 Tcf Maljamar Field Grayburg/San Andreas/Yeso 185 MMBbl, 186 BCF Denton Wolfcamp/Devonian 157 MMBbl, 78 Bcf Lovington West San Andres 27 MMBbl, 45 Bcf Lovington Paddock 74 MMBbl, 35 Bcf Townsend Field Penn/Perm 26 MMBbl, 105 Bcf Saunders Penn/Perm 43 MMBbl, 62 Bcf Dean Penn/Perm 9.5 MMBbl, 6.0 Bcf Caudill Penn/Perm 8.1 MMBbl, 6.0 Bcf Kemnitz Lower Wolfcamp 20 MMBbl, 153 Bcf A A’ Matador Resources Acreage Historical Twin Lakes Area Production 1.3 Billion Barrels Cumulative Oil 2.2 Trillion Cubic Feet Cumulative Natural Gas

Twin Lakes Area Cross Section 35 A TEST VOLUMES: 268 Bbl/d oil 350 Mcf/d gas No water TEST VOLUMES: 118 Bbl/d oil 625 Mcf/d gas 1,155 Bbl/d water Wolfcamp “D” A’ ~400ft

Bone Spring 0 ft. 300 ft. Wolfcamp Matador Permian Basin – First Generation Frac Designs 36 Note: Figure depicts proppant and fluid volume pumped per 300 ft. of horizontal wellbore. (1) Mlbs = thousands of pounds of proppant pumped. 550 Mlbs 600 Mlbs 11,750 Bbl 11,750 Bbl Fluid Volume Pumped Proppant Pumped(1) Geometry of the Frac

Haynesville Shale

2014 Tier 1 Haynesville Shale Plan 38  2014 projected capital expenditures of ~$62 million or about 11% of total  Estimated participation in up to 56 gross (7.8 net) non-operated wells  Chesapeake may drill up to 30 gross (6.3 net to Matador) wells at Elm Grove in 2014; estimated CapEx of $50 million; 3 rigs currently running on Elm Grove properties(1)  Chesapeake recently placed nine wells (2.0 net to Matador) online(1)  Each well producing 8 to 12 MMcf (gross) natural gas per day – total of about 17 MMcf per day net to Matador’s interest  Drilling and completion costs between $7.0 to $8.0 million  2014 capital plan includes no Matador operated Haynesville wells  Haynesville/Cotton Valley acreage in Northwest Louisiana and East Texas is essentially all held by existing production  Operational flexibility to drill operated Haynesville shale well(s) in 2014 should natural gas prices improve sufficiently, but no plans to do so at present time  Completion of natural gas gathering agreement in December 2013 for a portion of our Haynesville natural gas should reduce transportation costs by an average of approximately $0.70 or more per MMBtu in 2014 and increase net gas realizations by the same amount  Haynesville/Cotton Valley continue to represent large “gas bank” providing significant and increasing value as natural gas prices improve above $4.00/Mcf  Highly competitive well economics for Tier 1 Haynesville at $4.00 to $4.50/Mcf and above, with estimated RORs of 60 to 100% or higher in Elm Grove area (1) At October 14, 2014.

Significant Option Value on Natural Gas  Significant acreage position in the Haynesville  Added 3 sections in 2014 to provide more operated drilling opportunities  Also prospective for the Cotton Valley, Travis Peak / Hosston and other shallow formations  Highly competitive well economics on Tier 1 Haynesville wells at $4.00 to $4.50/Mcf and above  Estimated ROR ranges from 60 to 100% or higher in Elm Grove area  Elm Grove natural gas gathering contract should reduce costs an average of approximately $0.70 or more per MMBtu – improved economics  Non-operated drilling activity increasing  CHK may drill up to 30 wells at Elm Grove in 2014; 21 wells already proposed or in progress; 9 wells producing(9)  Other operators continuing activity  Expect up to 7.8 net wells in 2014; production impact in late 3rd and 4th quarters of 2014  Cotton Valley horizontal EURs ~6 Bcf NW Louisiana / East Texas(1) Proved Reserves(2) 187.0 Bcfe Daily Production(3) 3,600 BOE/d (>99% natural gas) Net Acres(4) 25,028 acres Net Producing Wells(5) 77.7 Drilling Locations(6)(7) 163.8 net wells % HBP(6)(8) 97% (1) Includes both Haynesville and Cotton Valley acreage. Includes one well producing from the Frio formation in Orange County, Texas. (2) At June 30, 2014. (3) For the three months ended September 30, 2014. (4) At October 1, 2014. (5) Presented as of June 30, 2014. (6) Presented as of December 31, 2013. (7) Identified and engineered Tier 1 and Tier 2 locations identified for potential future drilling, including specified production units and estimated lateral lengths, costs and well spacing using objective criteria for designation. (8) Acreage held by production or fee mineral interests owned by Matador. (9) As of October 14, 2014. 39 Note: All acreage at October 1, 2014. Matador acreage shown in red. HAYNESVILLE OPERATORS MATADOR CHESAPEAKE ENCANA EXCO GOODRICH - J W PETROHAWK / BHP QUESTAR SAMSON SHELL CADDO BOSSIER BIENVILLE RED RIVER DESOTO Elm Grove Cotton Valley: 49 Net Locations Matador Operated Acreage: 9,992 gross, 9,802 net Locations(6)(7): 71 gross, 49.3 net Tier 1 Haynesville: 63.6 Net Locations Acreage: 13,721 gross, 6,888 net Locations(6)(7): 452 gross, 63.6 net MTDR CV Horizontal T. Walker #1H MTDR Haynesville L.A. Wildlife #1H MTDR Haynesville Williams (BLM) #1H TIER 1: 6 – 10+ Bcf TIER 2: 4 – 6 Bcf TIER 3: 2 – 4 Bcf Elm Grove Area

0 25 50 75 100 125 150 175 200 225 250 275 300 $3.00 $3.50 $4.00 $4.50 $5.00 $5.50 $6.00 Es tim at ed R at e of R et ur n, % Natural Gas Price, $/Mcf 10 Bcf - $7.0mm D&C Cost 10 Bcf - $8.0mm D&C Cost 10 Bcf - $9.0mm D&C Cost 8 Bcf - $7.0mm D&C Cost 8 Bcf - $8.0mm D&C Cost 8 Bcf - $9.0mm D&C Cost Elm Grove Tier 1 Haynesville – Chesapeake Operated 40 Note: Individual well economics only. Excludes costs prior to drilling (i.e. acquisition or acreage costs). Economics use a NRI / WI of 85% but actual interests vary. Natural gas price differential = ($0.55)/Mcf. D&C cost = drilling and completion cost. Matador’s Advantaged Economics - NRI’s of 85% to 90% on many properties due to ORRI’s - Improved pricing/differentials due to taking gas in kind - Longer laterals and better completion techniques

2014 Capital Investment Plan

42 Summary and 2014 Guidance  Continue 4-rig program full-time in 2H 2014 – 2 rigs in the Eagle Ford and 2 rigs in the Permian  Eagle Ford development expected to be the major driver of our growth in 2014  Permian drilling program designed to further evaluate our acreage position and define an expanded development plan for 2015 and beyond 2012 Actual 2013 Actual 2014 Guidance Capital Spending $335 million $374 million $570 million(1) Total Oil Production 1.214 million Bbl 2.133 million Bbl 3.2 to 3.3 million Bbl(2) Total Natural Gas Production 12.5 Bcf 12.9 Bcf 16.0 to 17.5 Bcf(1) Oil and Natural Gas Revenues $156.0 million $269.0 million $380 to $400 million(1)(3) Adjusted EBITDA(4) $115.9 million $191.8 million $270 to $290 million(1)(3) (1) As reaffirmed on October 14, 2014. The Company guided investors to the middle to lower half of its natural gas guidance range on October 14, 2014. (2) The Company raised its 2014 oil production guidance range from 2.8 to 3.1 million barrels to 3.2 to 3.3 million barrels on October 14, 2014. (3) Estimated 2014 oil and natural gas revenues and Adjusted EBITDA based on production guidance range. Estimated average realized prices for oil and natural gas used in these estimates were $95.00/Bbl and $5.00/Mcf, respectively, for the period July through December 2014. (4) Adjusted EBITDA is a non-GAAP financial measure. For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to our net income (loss) and net cash provided by operating activities, see Appendix.

43 2014 Capital Investment Plan Summary  Continue 4-rig program full time in H2 2014: 2 rigs in the Eagle Ford and 2 rigs in the Permian  2014E capital expenditures of $570 million  Eagle Ford development expected to be the major driver of our growth in 2014 with growing Permian contribution  Permian drilling program designed to further evaluate our acreage position and define an expanded development plan for 2015 and beyond  Haynesville development assumes increased participation in non-operated wells 2014E CapEx by Region 2014E CapEx by Expense Type Haynesville Non-Op / Other $62 million 10.9% Permian $190 million 33.3% Eagle Ford $318 million 55.8% Land, Seismic, Etc. (Discretionary) $80 million 14.0% Facilities, Infrastructure, Etc. $20 million 3.5% Drilling and Completions $470 million 82.5% 2014E CapEx: $570 million

Funding for 2014 Capital Investment Plan 44  Anticipate funding 2014 capital expenditures through proceeds from May 2014 equity offering, operating cash flows and borrowings under revolving credit facility  0.7 million barrels of oil hedged for remainder of 2014, protecting cash flows below ~$88/Bbl oil price  2.2 Bcf of natural gas hedged for remainder of 2014, protecting cash flows below ~$3.50/MMBtu gas price  Simple capital structure  Strong liquidity position with Debt/LTM Adjusted EBITDA(1) ~1.1x  Increased borrowing capacity to $450 million with recent borrowing base determination  Flexibility to manage liquidity  Most drilling is operated; low non-operated drilling obligations  $80 million estimated for discretionary land/seismic acquisitions  Limited long-term drilling rig or service contract commitments (1) Assumes borrowings outstanding of approximately $250 million on October 14, 2014 and LTM Adjusted EBITDA of $236 million at June 30, 2014. Adjusted EBITDA is a non-GAAP financial measure. For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to our net income (loss) and net cash provided by operating activities, see Appendix.

45 Investment Highlights Strong Growth Profile with Increasing Focus on Oil / Liquids  YE2011 to 2014E oil production CAGR of ~176%(1) with expected year-over-year growth of ~52%(1) in 2014  ~89% of 2014E CapEx program focused on oil / liquids exploration and development High Quality Asset Base in Attractive Areas(2)  ~65,000 net acres in the Permian Basin prospective for the liquids-rich Wolfcamp, Bone Spring and other targets  ~29,200 net acres in the Eagle Ford in some of the most active counties in South Texas, including Atascosa, DeWitt, Gonzales, Karnes, La Salle, Wilson and Zavala Counties  Long-term option on natural gas with Haynesville, Cotton Valley and Bossier assets almost all HBP Multi-year Drilling Inventory(3)(4)  177.7 net drilling locations in the Permian Basin with escalating activity to de-risk the play; anticipate significant increase in locations with further delineation drilling  229.3 net drilling locations in the Eagle Ford  163.8 net drilling locations in the Haynesville and Cotton Valley Low Cost Operations  Substantially reduced Eagle Ford drilling days and well costs since IPO  Batch drilling program and other improvements have potential to further reduce well costs and improve spud to sales times Strong Financial Position  Low leverage(5) of ~1.1x allows for operational flexibility  Liquidity available to execute planned drilling program Proven Management and Technical Team and Active Board of Directors  Management and senior technical team average over 25 years of industry experience  Board with extensive industry knowledge, business experience and company ownership  Strong record of stewardship (1) Represents the growth to the midpoint of 2014 oil production guidance of 3.2 to 3.3 million barrels. (2) At October 1, 2014. (3) Presented as of December 31, 2013. (4) Identified and engineered Tier 1 and Tier 2 locations identified for potential future drilling, including specified production units and estimated lateral lengths, costs and well spacing using objective criteria for designation. (5) Assumes borrowings outstanding of approximately $250 million on October 14, 2014 and LTM Adjusted EBITDA of $236 million at June 30, 2014. Adjusted EBITDA is a non-GAAP financial measure. For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to our net income (loss) and net cash provided by operating activities, see Appendix.

Appendix

 Strong, supportive bank group led by RBC  Borrowing base at $450 million, based on July 31, 2014 reserves, increased from $385 million based on December 31, 2013 reserves, and increased from $125 million at time of IPO in February 2012  Borrowings outstanding of $250 million at October 14, 2014  Ability to request quarterly borrowing base increases with growth in oil and natural gas reserves throughout 2015, as needed  Financial covenants  Maximum Total Debt to Adjusted EBITDA(1) Ratio of not more than 4.25:1.00  No Current Ratio test TIER Conforming Borrowing Base Utilization LIBOR Margin BASE Margin Commitment Fee Tier One x < 25% 150 bps 50 bps 37.5 bps Ti r T o 25% < or = x < 50% 175 bps 75 bps 37.5 bps Tier Three 50% < or = x < 75% 200 bps 100 bps 50 bps Tier Four 75% < or = x < 90% 225 bps 125 bps 50 bps Tier Five 90% < or = x < 100% 250 bps 150 bps 50 bps Tier Six 100% < or = x < 110% 300 bps 200 bps 50 bps Tier Seven x = or > 110% 375 bps 275 bps 50 bps 47 Credit Agreement Status (1) Adjusted EBITDA is a non-GAAP financial measure. For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to our net income (loss) and net cash provided by operating activities, see Appendix.

48 SEC Proved Reserves Value Growth By Area Eagle Ford $467.2 million, 89% Permian $2.9 million, 1% June 30, 2014 PV-10(1): $826.0 million $96.75 oil(2), $4.10 natural gas(2) (Standardized Measure = $723.0 million) (1) PV-10 is a non-GAAP financial measure. For a reconciliation of Standardized Measure (GAAP) to PV-10 (non-GAAP), see Appendix. (2) Oil prices in $/Bbl; natural gas prices in $/MMBtu. Eagle Ford $540.4 million, 82% Haynesville/CV $82.9 million, 13% Permian $31.9 million, 5% December 31, 2013 PV-10(1): $655.2 million $93.42 oil(2), $3.67 natural gas(2) (Standardized Measure = $578.7 million) June 30, 2013 PV-10(1): $522.3 million $88.13 oil(2), $3.44 natural gas(2) (Standardized Measure = $477.6 million) Eagle Ford $595.6 million, 72% Haynesville/CV $147.3 million, 18% Permian $83.1 million, 10% Haynesville/CV $52.2 million, 10%

Matador Provides Growth on a Per Share[1] Basis

PV-10[2] per Share

($ per share)



CAGR 59%
$1.75
$2.92
$5.82
$7.84
$11.15
2009
2010
2011
2012
2013

Oil and Natural Gas Revenues[4] per Share

($ per share)



CAGR 64%
$0.47
$0.83
$1.57
$2.89
$4.58
$5.55
2009
2010
2011
2012
2013
2014E

Adjusted EBITDA[3][4] per Share

($ per share)



CAGR 60%
$0.38
$0.58
$1.17
$2.15
$3.26
$3.99
2009
2010
2011
2012
2013
2014E

(in thousands)	Shares[1]	PV-10[2]	Adj. EBITDA[3][4]	Oil & Natural Gas Revenues[4]
2009	40,123	$70,359	$15,184	$19,039
2010	41,037	$119,869	$23,635	$34,042
2011	42,718	$248,700	$49,911	$67,000
2012	53,957	$423,200	$115,923	$155,998
2013	58,777	$655,200	$191,771	$269,030
2014E	70,218		$280,000	$390,000

(1) Weighted Average Basic Shares Outstanding. Value for 2014E assumes no shares issued for remainder of 2014.
(2) PV-10 is a non-GAAP financial measure. For a reconciliation of Standardized Measure (GAAP) to PV-10 (non-GAAP), see Appendix.
(3) Adjusted EBITDA is a non-GAAP financial measure. For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to our net income (loss) and net cash provided by operating activities, see Appendix.
(4) 2014 estimates at midpoint of guidance range reaffirmed on October 14, 2014. Estimated average realized prices for oil and natural gas used in these estimates were $95.00/Bbl and $5.00/Mcf, respectively, for the period July through December 2014.

49

$18.4 $15.2 $23.6 $49.9 $115.9 $191.8 2008 2009 2010 2011 2012 2013 $30.6 $19.0 $34.0 $67.0 $156.0 $269.0 2008 2009 2010 2011 2012 2013 7% 4% 2% 6% 37% 50% 2008 2009 2010 2011 2012 2013 1.5 2.3 3.9 7.0 9.0 11.7 2008 2009 2010 2011 2012 2013 Matador’s Continued Growth Average Daily Production (MBOE/d) Oil Production Mix (% of Average Daily Production) Oil & Natural Gas Revenues ($ in millions) Adjusted EBITDA(1) ($ in millions) 50 Growth since IPO Growth since IPO Growth since IPO Growth since IPO (1) Adjusted EBITDA is a non-GAAP financial measure. For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to our net (loss) income and net cash provided by operating activities, see Appendix.

84 485 729 908 1,225 1,463 1,787 2H 2011 1H 2012 2H 2012 1H 2013 2H 2013 1H 2014 2H 2014E Semi-Annual Performance Metrics Through 2014 Oil Production (Bbl in thousands) Oil Equivalent Production (BOE in thousands) Oil and Natural Gas Revenues ($ in millions) Adjusted EBITDA(1) ($ in millions) (1) Adjusted EBITDA is a non-GAAP financial measure. For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to our net (loss) income and net cash provided by operating activities, see Appendix. (2) 2H 2014E values are estimated based on the midpoint of 2014 guidance for each metric as confirmed on October 14, 2014. (3) 2H 2014E value is estimated based on the midpoint of 2014 projections of 5.9 to 6.0 million BOE, as disclosed on October 14, 2014. (2) $32.4 $65.2 $90.8 $117.5 $151.5 $178.0 $212.0 2H 2011 1H 2012 2H 2012 1H 2013 2H 2013 1H 2014 2H 2014E $24.4 $49.3 $66.7 $81.5 $110.3 $125.8 $154.2 2H 011 1H 201 2H 01 1H 2013 2H 2013 1H 2014 2H 2014E 1,277 1,525 1,768 1,944 2,341 2,475 3,475 2H 011 1H 20 2H 01 1H 2013 2H 2013 1H 2014 2H 2014E (3) (2) (2) 51

52 MTDR Trading versus BOE/d Production since IPO Note: Matador closing share price through October 13, 2014. 0 2,500 5,000 7,500 10,000 12,500 15,000 17,500 20,000 $0.00 $4.00 $8.00 $12.00 $16.00 $20.00 $24.00 $28.00 $32.00 IPO 3/ 31 /2 01 2 6/ 30 /2 01 2 9/ 30 /2 01 2 12 /3 1/ 20 12 3/ 31 /2 01 3 6/ 30 /2 01 3 9/ 30 /2 01 3 12 /3 1/ 20 13 3/ 31 /2 01 4 6/ 30 /2 01 4 To da y Dail y O il E qu ivalen t P ro du cti on , BO E/ d MT DR Cl os ing Pric e BOE/d MTDR

53 MTDR Trading versus PV-10 Growth since IPO $0.0 $100.0 $200.0 $300.0 $400.0 $500.0 $600.0 $700.0 $800.0 $900.0 $0.00 $4.00 $8.00 $12.00 $16.00 $20.00 $24.00 $28.00 $32.00 IPO 3/3 1/2 01 2 6/3 0/2 01 2 9/3 0/2 01 2 12 /31 /20 12 3/3 1/2 01 3 6/3 0/2 01 3 9/3 0/2 01 3 12 /31 /20 13 3/3 1/2 01 4 6/3 0/2 01 4 To da y PV -10, $ i n mi llio ns MT DR Cl os ing Pric e PV-10 MTDR Note: Matador closing share price through October 13, 2014.

54 MTDR Trading versus Growing Permian Acreage since IPO 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 $0.00 $4.00 $8.00 $12.00 $16.00 $20.00 $24.00 $28.00 $32.00 Per mia n Acr eage Po siti on , N et Acr es MT DR Cl os ing Pric e MTDR Permian Net Acreage Note: Matador closing share price through October 13, 2014.

55 Hedging Profile – Hedges in Place for Remainder of 2014 and 2015 At October 14, 2014, Matador had:  0.7 million barrels of oil hedged for remainder of 2014 at weighted average floor and ceiling of $88/Bbl and $99/Bbl, respectively  2.2 Bcf of natural gas hedged for remainder of 2014 at weighted average floor and ceiling of $3.50/MMBtu and $4.93/MMBtu, respectively  1.9 million gallons of natural gas liquids hedged for remainder of 2014 at weighted average price of $1.25/gal  1.7 million barrels of oil, 9.0 Bcf of natural gas and 3.8 million gallons of natural gas liquids hedged for 2015 Note: Hedged volumes shown in table for 2014 are for remainder of 2014. Oil Hedges (Costless Collars) 2014 2015 Total Volume Hedged by Ceiling 663,800 Bbl 1,680,000 Bbl Weighted Average Price $98.95 /Bbl $99.75 /Bbl Total Volume Hedged by Floor 663,800 Bbl 1,680,000 Bbl Weighted Average Price $87.82 /Bbl $83.00 /Bbl Natural Gas Hedges (Costless Collars) 2014 2015 Total Volume Hedged by Ceiling 2.2 Bcf 9.0 Bcf Weighted Average Price $4.93 /MMBtu $4.79 /MMBtu Total Volume Hedged by Floor 2.2 Bcf 9.0 Bcf Weighted Average Price $3.50 /MMBtu $3.77 /MMBtu Natural Gas Liquids (NGLs) Hedges (Swaps) 2014 2015 Total Volume Hedged 1,911,000 gal 3,816,000 gal Weighted Average Price $1.25 /gal $1.02 /gal

Board of Directors and Special Advisors – Expertise and Stewardship

Board Members	Professional Experience	Business Expertise
David M. Laney Lead Director	- Past Chairman, Amtrak Board of Directors - Former Partner, Jackson Walker LLP	Law and Investments
Reynald A. Baribault Director	- Vice President / Engineering and Co-founder, North Plains Energy, LLC - President and CEO, IPR Energy Partners, LLC - Former Vice President, Netherland, Sewell & Associates, Inc.	Oil and Gas Exploration
Gregory E. Mitchell Director	- President and CEO, Toot'n Totum Food Stores	Petroleum Retailing
Dr. Steven W. Ohnimus Director	- Retired Vice President and General Manager, Unocal Indonesia	Oil and Gas Operations
Michael C. Ryan Director	- Partner, Berens Capital Management	International Business and Finance
Carlos M. Sepulveda, Jr. Director	- Chairman of the Board, Triumph Bancorp, Inc. - Retired President and CEO, Interstate Battery System International, Inc. - Director and Audit Chair, Cinemark Holdings, Inc.	Business and Finance
Margaret B. Shannon Director	- Retired Vice President and General Counsel, BJ Services Co. - Former Partner, Andrews Kurth LLP	Law and Corporate Governance
Special Board Advisors	**Professional Experience**	**Business Expertise**
Marlan W. Downey Special Board Advisor	- Retired President, ARCO International - Former President, Shell Pecten International - Past President of American Association of Petroleum Geologists	Oil and Gas Exploration
Wade I. Massad Special Board Advisor	- Managing Member, Cleveland Capital Management, LLC - Former Executive Vice President – Capital Markets, Matador Resources Company - Formerly with KeyBanc Capital Markets and RBC Capital Markets	Capital Markets
Edward R. Scott, Jr. Special Board Advisor	- Former Chairman, Amarillo Economic Development Corporation - Law Firm of Gibson, Ochsner & Adkins	Law, Accounting and Real Estate Development
W.J. "Jack" Sleeper, Jr. Special Board Advisor	- Retired President, DeGolyer and MacNaughton (Worldwide Petroleum Consultants)	Oil and Gas Executive Management

56

Proven Management Team – Experienced Leadership

Management Team	Background and Prior Affiliations	Industry Experience	Matador Experience
Joseph Wm. Foran Founder, Chairman and CEO	- Matador Petroleum Corporation, Foran Oil Company and James Cleo Thompson Jr.	33 years	Since Inception
Matthew V. Hairford President	- Samson, Sonat, Conoco	29 years	Since 2004
David E. Lancaster EVP, COO and CFO	- Schlumberger, S.A. Holditch & Associates, Inc., Diamond Shamrock	34 years	Since 2003
David F. Nicklin Executive Director of Exploration	- ARCO, Senior Geological Assignments in UK, Norway, Indonesia, China and the Middle East	42 years	Since 2007
Craig N. Adams EVP – Land & Legal	- Baker Botts L.L.P., Thompson & Knight LLP	21 years	Since 2012
Ryan C. London VP and General Manager	- Matador Resources Company (Began as intern)	10 years	Since 2004
Bradley M. Robinson VP and CTO	- Schlumberger, S.A. Holditch & Associates, Inc., Marathon	36 years	Since Inception
Billy E. Goodwin VP of Drilling	- Samson, Conoco	29 years	Since 2010
William F. McMann VP of Production & Facilities	- Independent Consultant, Wagner Oil Company, Denbury Resources	28 years	Since 2011
Van H. Singleton, II VP of Land	- Southern Escrow & Title, VanBrannon & Associates	17 years	Since 2007
G. Gregg Krug VP of Marketing	- Williams Companies, Samson, Unit Corporation	30 years	Since 2005
Sandra K. Fendley VP and CAO	- J-W Midstream, Crosstex Energy	22 years	Since 2013
Kathryn L. Wayne Controller and Treasurer	- Matador Petroleum Corporation, Mobil	29 years	Since Inception

57

Oil Production and Revenues Through Q2 2014

Average Daily Oil Production
(Bbl/d)



All-time high oil production in Q2
9,000
7,500
6,000
4,500
3,000
1,500
0
209
563
465
448
2,200
3,130
3,291
4,630
5,115
4,916
6,703
6,612
7,344
8,809
1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14

Average Daily Natural Gas Production
(MMcf/d)



Q2 increase with NM, non-op production
50.0
40.0
30.0
20.0
10.0
0.0
36.5
44.6
38.8
39.0
34.8
33.7
33.7
34.5
33.7
33.7
40.2
32.1
27.4
39.7
1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14

Oil Revenues
($ in mm)



All-time high oil revenues in Q2
80.0
60.0
40.0
20.0
0.0
1.7
5.1
3.7
4.0
21.5
29.4
30.1
42.6
48.7
44.6
64.2
55.3
63.7
78.5
1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14

Natural Gas Revenues
($ in mm)



Reflects increased production and better pricing
24.0
18.0
12.0
6.0
0.0
12.0
15.8
13.8
10.9
7.6
6.7
7.9
10.1
10.6
13.5
17.6
14.4
15.3
20.6
1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14

58

6,300 8,004 6,931 6,953 8,023 8,738 8,838 10,385 10,897 10,582 13,482 11,968 11,904 15,424 0 1,500 3,000 4,500 6,000 7,500 9,000 10,500 12,000 13,500 15,000 16,500 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 59 Quarterly Performance Metrics Through Q2 2014 Oil and Natural Gas Revenues ($ in mm) Total Realized Revenues ($ in mm) Adjusted EBITDA(1) ($ in mm) Average Daily Equivalent Production (BOE/d) 10 to 15% shut-in at times during Q2 All-time high in Q2 All-time high in Q2 $49.9 $74.1 $67.0 (1) Adjusted EBITDA is a non-GAAP financial measure. For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to our net income (loss) and net cash provided by operating activities, see Appendix. $13.7 $20.9 $17.4 $15.0 $29.2 $36.1 $38.0 $52.7 $59.3 $57.7 $81.9 $69.7 $78.9 $99.1 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 $10.1 $15.3 $12.1 $12.4 $21.3 $27.9 $28.6 $38.0 $40.7 $40.8 $61.5 $48.8 $56.3 $69.5 $0.0 $10.0 $20.0 $30. $40.0 $50.0 $60.0 $70.0 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 $15.5 $21.8 $18.9 $17.9 $32.2 $40.8 $41.4 $55.6 $59.7 $58.4 $80.7 $69.3 $77.1 $96.1 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14

$2.2 9 $2. 27 $2. 90 $2. 31 $2. 95 $3. 29 $3. 47 $4. 26 $4 .18 $4. 62 $5. 29 $5. 33 $5. 61 $6. 50 $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 60 Quarterly Expense Metrics Through Q2 2014 Lease Operating (per BOE) General and Administrative (per BOE) Depletion, Depreciation and Amortization (per BOE) Production Taxes and Marketing (per BOE) Reflects growth in oil production/revenues; some quarter-specific items Another solid LOE quarter in Q2 DD&A remains steady G&A down on per BOE basis $2. 83 $2. 70 $3. 24 $2. 51 $6. 36 $8 .02 $7. 98 $1 1.1 7 $11 .11 $10 .53 $6. 91 $8. 28 $8. 73 $8. 34 $0.00 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14$12 .54 $11 .23 $11 .43 $14 .34 $15 .35 $25 .04 $26 .66 $2 8.9 5 $28 .79 $2 1.0 1 $21 .06 $21 .62 $22 .43 $22 .66 $0.00 $5.00 $10.00 $15.00 $2 .00 5.00 .00 $35.00 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 $4.6 2 $4. 25 $6. 60 $5. 43 $5. 19 $5 .15 $4. 23 $3. 37 $4.6 9 $4. 31 $4. 35 $6. 02 $6. 74 $5. 77 $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 $8.00 1Q11 2Q11 3Q11 4Q11 Q12 2Q1 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14

PV-10 Reconciliation

PV-10 is a non-GAAP financial measure and generally differs from Standardized Measure, the most directly comparable GAAP financial measure, because it does not include the effects of income taxes on future net revenues. PV-10 is not an estimate of the fair market value of the Company's properties. Matador and others in the industry use PV-10 as a measure to compare the relative size and value of proved reserves held by companies and of the potential return on investment related to the companies' properties without regard to the specific tax characteristics of such entities. PV-10 may be reconciled to the Standardized Measure of discounted future net cash flows at such dates by reducing PV-10 by the discounted future income taxes associated with such reserves.

	At December 31, 2009	At December 31, 2010	At September 30, 2011	At December 31, 2011	At March 31, 2012	At June 30, 2012	At September 30, 2012
PV-10 *(in millions)*	$70.4	$119.9	$155.2	$248.7	$329.6	$303.4	$363.6
Discounted Future Income Taxes *(in millions)*	$(5.3)	$(8.8)	$(11.8)	$(33.2)	$(42.2)	$(21.9)	$(29.7)
Standardized Measure *(in millions)*	$65.1	$111.1	$143.4	$215.5	$287.4	$281.5	$333.9

	At December 31, 2012	At March 31, 2013	At June 30, 2013	At September 30, 2013	At December 31, 2013	At March 31, 2014	At June 30, 2014
PV-10 *(in millions)*	$423.2	$438.1	$522.3	$538.6	$655.2	$739.8	$826.0
Discounted Future Income Taxes *(in millions)*	$(28.6)	$(31.1)	$(44.7)	$(52.5)	$(76.5)	$(86.2)	$(103.0)
Standardized Measure *(in millions)*	$394.6	$407.0	$477.6	$486.1	$578.7	$653.6	$723.0

61

62 Adjusted EBITDA Reconciliation This investor presentation includes the non-GAAP financial measure of Adjusted EBITDA. Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. “GAAP” means Generally Accepted Accounting Principles in the United States of America. The Company believes Adjusted EBITDA helps it evaluate its operating performance and compare its results of operations from period to period without regard to its financing methods or capital structure. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depletion, depreciation and amortization, accretion of asset retirement obligations, property impairments, unrealized derivative gains and losses, certain other non-cash items and non- cash stock-based compensation expense, and net gain or loss on asset sales and inventory impairment. Adjusted EBITDA is not a measure of net income (loss) or net cash provided by operating activities as determined by GAAP. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss) or net cash provided by operating activities as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components of understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure. Adjusted EBITDA may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA in the same manner. The following table presents the calculation of Adjusted EBITDA and the reconciliation of Adjusted EBITDA to the GAAP financial measures of net income (loss) and net cash provided by operating activities, respectively, that are of a historical nature. Where references are forward-looking or prospective in nature, and not based on historical fact, the table does not provide a reconciliation. The Company could not provide such reconciliation without undue hardship because the forward-looking Adjusted EBITDA numbers included in this investor presentation are estimations, approximations and/or ranges. In addition, it would be difficult for the Company to present a detailed reconciliation on account of many unknown variables for the reconciling items.

Adjusted EBITDA Reconciliation

The following table presents our calculation of Adjusted EBITDA and reconciliation of Adjusted EBITDA to the GAAP financial measures of net income (loss) and net cash provided by operating activities, respectively.

(In thousands)	Year Ended December 31,						LTM at	LTM at
	2008	2009	2010	2011	2012	2013	6/30/2013	6/30/2014
Unaudited Adjusted EBITDA reconciliation to Net Income (Loss):								
Net income (loss)	$103,878	($14,425)	$6,377	($10,309)	($33,261)	$45,094	($20,771)	$70,068
Interest expense	-	-	3	683	1,002	5,687	3,574	5,819
Total income tax (benefit) provision	20,023	(9,925)	3,521	(5,521)	(1,430)	9,697	(703)	29,789
Depletion, depreciation and amortization	12,127	10,743	15,596	31,754	80,454	98,395	97,801	105,756
Accretion of asset retirement obligations	92	137	155	209	256	348	307	428
Full-cost ceiling impairment	22,195	25,244	-	35,673	63,475	21,229	51,499	-
Unrealized loss (gain) on derivatives	(3,592)	2,375	(3,139)	(5,138)	4,802	7,232	13,945	18,275
Stock-based compensation expense	665	656	898	2,406	140	3,897	1,836	6,002
Net (gain) loss on asset sales and inventory impairment	(136,977)	379	224	154	485	192	617	-
Adjusted EBITDA	**$18,411**	**$15,184**	**$23,635**	**$49,911**	**$115,923**	**$191,771**	**$148,105**	**$236,137**

(In thousands)	Year Ended December 31,						LTM at	LTM at
	2008	2009	2010	2011	2012	2013	6/30/2013	6/30/2014
Unaudited Adjusted EBITDA reconciliation to Net Cash Provided by Operating Activities:								
Net cash provided by operating activities	$25,851	$1,791	$27,273	$61,868	$124,228	$179,470	$156,614	$209,033
Net change in operating assets and liabilities	(17,888)	15,717	(2,230)	(12,594)	(9,307)	6,210	(12,161)	18,145
Interest expense	-	-	3	683	1,002	5,687	3,574	5,819
Current income tax (benefit) provision	10,448	(2,324)	(1,411)	(46)	-	404	78	3,140
Adjusted EBITDA	**$18,411**	**$15,184**	**$23,635**	**$49,911**	**$115,923**	**$191,771**	**$148,105**	**$236,137**

Note: LTM is last 12 months

63

Matador Resources Company

Adjusted EBITDA Reconciliation

The following table presents our calculation of Adjusted EBITDA and reconciliation of Adjusted EBITDA to the GAAP financial measures of net income (loss) and net cash provided by operating activities, respectively.

(In thousands)	1Q 2011	2Q 2011	3Q 2011	4Q 2011	1Q 2012	2Q 2012	3Q 2012	4Q 2012	1Q 2013	2Q 2013	3Q 2013	4Q 2013	1Q 2014	2Q 2014
Unaudited Adjusted EBITDA reconciliation to Net (Loss) Income:														
Net (loss) income	$ (27,596)	$ 7,153	$ 6,194	$ 3,941	$ 3,801	$ (6,676)	$ (9,197)	$ (21,188)	$ (15,505)	$ 25,119	$ 20,105	$ 15,374	$ 16,363	$ 18,226
Interest expense	106	184	171	222	308	1	144	549	1,271	1,609	2,038	768	1,396	1,616
Total income tax provision (benefit)	(6,906)	(46)	-	1,430	3,064	(3,713)	(593)	(188)	46	32	2,563	7,056	9,536	10,634
Depletion, depreciation and amortization	7,111	8,180	7,287	9,176	11,205	19,914	21,680	27,655	28,232	20,234	26,127	23,802	24,030	31,797
Accretion of asset retirement obligations	39	57	62	51	53	58	59	86	81	80	86	100	117	123
Full-cost ceiling impairment	35,673	-	-	-	-	33,205	3,596	26,674	21,230	-	-	-	-	-
Unrealized (gain) loss on derivatives	1,668	(332)	(2,870)	(3,604)	3,270	(15,114)	12,993	3,653	4,825	(7,526)	9,327	606	3,108	5,234
Stock-based compensation expense	53	128	1,234	991	(363)	191	(51)	363	492	1,032	1,239	1,134	1,795	1,834
Net loss on asset sales and inventory impairment	-	-	-	154	-	60	-	425	-	192	-	-	-	-
Adjusted EBITDA	**$ 10,148**	**$ 15,324**	**$ 12,078**	**$ 12,361**	**$ 21,338**	**$ 27,926**	**$ 28,631**	**$ 38,029**	**$ 40,672**	**$ 40,772**	**$ 61,485**	**$ 48,840**	**$ 56,345**	**$ 69,464**

(In thousands)	1Q 2011	2Q 2011	3Q 2011	4Q 2011	1Q 2012	2Q 2012	3Q 2012	4Q 2012	1Q 2013	2Q 2013	3Q 2013	4Q 2013	1Q 2014	2Q 2014
Unaudited Adjusted EBITDA reconciliation to Net Cash Provided by Operating Activities:														
Net cash provided by operating activities	$ 12,732	$ 6,799	$ 14,912	$ 27,425	$ 5,110	$ 46,416	$ 28,799	$ 43,903	$ 32,229	$ 51,684	$ 43,280	$ 52,278	$ 31,945	$ 81,530
Net change in operating assets and liabilities	(2,690)	8,386	(3,004)	(15,286)	15,920	(18,491)	(500)	(6,235)	7,126	(12,553)	15,265	(3,630)	21,729	(15,221)
Interest expense	106	184	171	222	308	1	144	549	1,271	1,609	2,038	768	1,396	1,616
Current income tax (benefit) provision	-	(45)	(1)	-	-	-	188	(188)	46	32	902	(576)	1,275	1,539
Adjusted EBITDA	**$ 10,148**	**$ 15,324**	**$ 12,078**	**$ 12,361**	**$ 21,338**	**$ 27,926**	**$ 28,631**	**$ 38,029**	**$ 40,672**	**$ 40,772**	**$ 61,485**	**$ 48,840**	**$ 56,345**	**$ 69,464**

64

Matador RESOURCES COMPANY

Adjusted EBITDA Reconciliation

The following table presents our calculation of Adjusted EBITDA and reconciliation of Adjusted EBITDA to the GAAP financial measures of net income (loss) and net cash provided by operating activities, respectively.

(In thousands)	Six Months Ended					
	12/31/2011	6/30/2012	12/31/2012	6/30/2013	12/31/2013	6/30/2014
Unaudited Adjusted EBITDA reconciliation to Net (Loss) Income:						
Net (loss) income	$ 10,135	$ (2,875)	$ (30,385)	$ 9,615	$ 35,479	$ 34,589
Interest expense	393	309	693	2,881	2,806	3,012
Total income tax (benefit) provision	1,430	(649)	(781)	78	9,619	20,170
Depletion, depreciation and amortization	16,463	31,119	49,335	48,466	49,929	55,827
Accretion of asset retirement obligations	113	111	145	162	186	241
Full-cost ceiling impairment	0	33,205	30,270	21,229	-	-
Unrealized loss (gain) on derivatives	(6,474)	(11,844)	16,646	(2,701)	9,933	8,342
Stock-based compensation expense	2,225	(172)	312	1,524	2,373	3,629
Net loss on asset sales and inventory impairment	154	60	425	192	-	-
Adjusted EBITDA	**$ 24,439**	**$ 49,264**	**$ 66,660**	**$ 81,446**	**$ 110,325**	**$ 125,810**

(In thousands)	Six Months Ended					
	12/31/2011	6/30/2012	12/31/2012	6/30/2013	12/31/2013	6/30/2014
Unaudited Adjusted EBITDA reconciliation to Net Cash Provided by Operating Activities:						
Net cash provided by operating activities	$ 42,337	$ 51,526	$ 72,702	$ 83,912	$ 95,558	$ 113,475
Net change in operating assets and liabilities	(18,290)	(2,571)	(6,735)	(5,425)	11,635	6,509
Interest expense	393	309	693	2,881	2,806	3,012
Current income tax provision (benefit)	(1)	-	-	78	326	2,814
Adjusted EBITDA	**$ 24,439**	**$ 49,264**	**$ 66,660**	**$ 81,446**	**$ 110,325**	**$ 125,810**

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